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                                                                    EXHIBIT 10.1


                                AMENDMENT NO. 1
                                       TO
                       COMMERCIAL REPRESENTATION AGREEMENT

     This Amendment No. 1 to the Commercial Representation Agreement entered into on September 26, 1996, (the "Agreement") is entered into on this 11th day of November, 1997, between Mitcham Canada, Ltd., an Alberta corporation, ("Mitcham") and Georex, Inc., acting through its Sercel, Inc. division ("Sercel"). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mitcham and Sercel do hereby agree as follows:

     1. The Agreement is amended by restating the last sentence of Section 3 as follows:

               "Notwithstanding the foregoing, if either party desires to terminate the term of Representative's engagement pursuant hereto at any time following the end of the second year after the Effective Date, such party shall be permitted to so upon ninety (90) days notice to the other party, given in accordance with the provisions hereof."

     2.   All other terms and conditions of the Agreement remain unmodified.

     3. The Agreement is ratified and confirmed as in full force and effect in accordance with its terms and provisions, as amended by this Amendment No. 1.

IN WITNESS WHEREOF, this Amendment No. 1 has been executed on behalf of the parties by their duly authorized representatives as of the date first written above.

THE REPRESENTATIVE:                     SERCEL:

Mitcham Canada, Ltd.                    Georex, Inc.



/s/ BILLY F. MITCHAM, JR.               /s/ ROBERT J. ALBERS
-------------------------               -------------------------
By: Billy F. Mitcham, Jr.               By: Robert J. Albers

Title:  President                       Title:  Vice President